                                                            Page 10 of 117 Pages

                                   EXHIBIT A
                                   ---------


                                   AGREEMENT

        Pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that this Statement on Schedule 13D (the "Schedule 13D") is filed on its behalf.

        IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of June 10, 1997.

                             Triumph-Connecticut Limited Partnership
                             by Triumph-Connecticut Capital Advisors, L.P.
                                Its General Partner


                             By: /s/ Frederick W. McCarthy
                                ---------------------------------------------
                                Frederick W. McCarthy
                                Its General Partner


                             Triumph-Connecticut Capital Advisors, L.P.


                             By: /s/ Frederick W. McCarthy
                                ---------------------------------------------
                                Frederick W. McCarthy
                                Its General Partner



                             Triumph Capital Group, Inc.



                             By: /s/ Frederick W. McCarthy
                                ---------------------------------------------
                                Frederick W. McCarthy
                                Its President


                              /s/ Frederick W. McCarthy
                             ------------------------------------------------
                             Frederick W. McCarthy